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EXHIBIT 3(b)
                            SECRETARIAL CERTIFICATION
                           BOARD OF DIRECTORS MEETING
                            TCF FINANCIAL CORPORATION
                                 APRIL 28, 2000
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         Following discussion, and upon motion duly made, seconded and carried, the following resolutions were adopted:

WHEREAS, this Board has authority under Article 11 of the Restated Certificate of Incorporation to amend the Bylaws; and

         WHEREAS, legal counsel recommends amending the Bylaws to clarify and confirm the vote required for election of directors, which under the Delaware General Corporation Law is a plurality vote;

         NOW, THEREFORE, BE IT HEREBY

         RESOLVED, that the third sentence of the second paragraph of Article II, Section 9 is amended to read as follows in full (new language underlined to show the change):

         EXCEPT IN THE ELECTION OF DIRECTORS, when a quorum is present at any meeting, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         FURTHER RESOLVED, that this amendment is intended only as a clarification and confirmation of the vote requirement for election of directors, which is (and has been) a plurality of votes pursuant to the Delaware General Corporate Law.


I, Gregory J. Pulles, Secretary of TCF Financial Corporation do hereby certify that the foregoing is a true and correct copy of excerpt of minutes of the Board of Directors of the TCF Financial Corporation meeting held on April 28, 2000 and that the minutes have not been modified or rescinded as of the date hereof.

(Corporate Seal)

Dated:  July 7, 2000
                                                     /s/ Gregory J. Pulles
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                                                     Gregory J. Pulles